EXHIBIT 3.01
ARTICLES OF INCORPORATION OF UBETIGOLF, INC.

The undersigned incorporator, desiring to form a corporation under the laws and constitution of the state of Utah, does hereby sign and deliver, in duplicate, to the Division of Corporations and Commercial Code of the state of Utah these Articles of Incorporation for UBetIGolf, Inc. (hereinafter referred to as the "Corporation"):

ARTICLE I
NAME
The name of the Corporation shall be: UBetIGolf, Inc.

ARTICLE II
PERIOD OF DURATION
The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

ARTICLE III
PURPOSES
The Corporation is organized for the purpose conducting any lawful business for which a corporation may be organized under the Utah Revised Business Corporation Act.

ARTICLE IV
AUTHORIZED SHARES
The Corporation is authorized to issue a total of 105,000,000 shares, consisting of 100,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock"), and 5,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock").

The board of directors is vested with the authority to fix and determine the powers, qualifications, limitations, restrictions, designations, rights, preferences, or other variations of each class or series within each class which the Corporation is authorized to issue. The above described authority of the board of directors to fix and determine may be exercised by corporate resolution from time to time as the board of directors sees fit.

ARTICLE V
NON-ACCESSIBILITY FOR DEBTS OF CORPORATION
After the amount of the subscription price, the purchase price, or the par value of the stock of any class or series is paid into the Corporation, owners or holders of shares of any stock in the Corporation may never be assessed to pay the debts of the Corporation.

ARTICLE VI
NO CUMULATIVE VOTING
Except as may otherwise be required by law, these articles of incorporation, or the provisions of the resolution or resolutions as may be adopted by the board of directors pursuant to Article IV of these articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of Common Stock shall have one vote per share of Common Stock held. Cumulative Voting on the election of directors or on any other matter submitted to the stockholders shall not be permitted.

ARTICLE VII
NO PREEMPTIVE RIGHTS
No holder of any of the shares of any class or series of stock or of options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series of any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock, or securities convertible into or exchangeable for stock carrying any right to purchase stock may be issued and disposed of pursuant to an appropriate resolution of the board of directors to such persons, firms, corporations, or associations and on such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

ARTICLE VIII
TRANSACTIONS WITH OFFICERS AND DIRECTORS
No contract or other transaction between the Corporation and any other person or business shall be affected by the fact that a director or officer of the Corporation has an interest in, or is a director or officer of, or employee of, such other person or business. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of the Corporation or any transaction in which the Corporation is a party or has an interest. Each person who is now or who may become an officer or director of the Corporation is hereby relieved from liability that he or she might otherwise incur in the event such officer or director contracts with the Corporation, individually or in behalf of another person or business, in which he or she may have an interest, provided;

(a) Such officer or director acts in good faith, and

(b) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

ARTICLE IX
INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS
The Corporation shall indemnify each director and officer of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he may be made a party by reason of the fact that he is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Utah now existing or as such laws may hereafter be amended. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

The Corporation may indemnify each director, officer, employee, or agent of the Corporation and their respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which such person may be made a party by reason of such person being, or having been, a director, officer, employee, or agent of the Corporation, to the full extent permitted by the laws of the state of Utah now existing or as such laws may hereafter be amended.

ARTICLE X
LIMITATION ON DIRECTORS LIABILITY
To the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable law as now in effect or as it may hereafter be amended, a director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director.

ARTICLE XI
NO LIMITATIONS ON VOTING RIGHTS
To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the Corporation elects not to be governed by the provisions of any statute that (i) limits, restricts, modifies, suspends, terminates, or otherwise effects the rights of any shareholder to cast one vote for each share of Common Stock registered in the name of such shareholder on the books of the Corporation, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of Common Stock of the Corporation issued and outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the Corporation or any other shareholder of the Corporation.

ARTICLE XII
PRINCIPAL OFFICE AND REGISTERED AGENT
The address of the Corporation in the state of Utah is 1108 Brookhaven Drive,
Kaysville, UT 84037.   The name and address of the Corporation's initial
resident agent is Burke T. Maxfield, 1108 Brookhaven Drive, Kaysville, UT
84037.

Either the principal office or the registered agent may be changed in the manner provided by law.

ARTICLE XIII
AMENDMENTS
The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Utah; and all rights conferred herein on stockholders are granted subject to this reservation.

ARTICLE XIV
ADOPTION AND AMENDMENT OF BYLAWS
The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with these articles of incorporation and the laws of the state of Utah now or hereafter existing.

ARTICLE XV
GOVERNING BOARD
The governing board of the Corporation shall be known as the "board of directors." The board of directors must have at least one director, but not more than nine directors or as otherwise specified in its bylaws or directors' resolutions.

The name and addresse of the person who is to serve as director until the first annual meeting of the stockholders and until such person's successors are elected and shall qualify is as follows:

NAME                  ADDRESS
----                  -------
Burke T. Maxfield     1108 Brookhaven Drive, Kaysville, UT 84037.

ARTICLE XVI
POWERS OF GOVERNING BOARD
The governing board of the Corporation is specifically granted by these articles of incorporation all powers permitted to be vested in the governing board of a corporation by the applicable provisions of the laws of the state of Utah now or hereafter existing.

ARTICLE XVII
INCORPORATORS
The name and mailing address of the incorporators signing these articles of incorporation is as follows:

NAME                 ADDRESS
----                 -------
Burke T. Maxfield    1108 Brookhaven Drive, Kaysville, UT 84037.

The undersigned, being the incorporator of the Corporation herein before named, hereby makes and files these articles of incorporation, declaring and certifying that the facts contained herein are true.

DATED this 25th day of April 2000.

                                        /S/ Burke T. Maxfield, Incorporator

CERTIFICATE OF ACCEPTANCE
OF APPOINTMENT BY REGISTERED AGENT

IN THE MATTER OF UBETIGOLF, INC., Burke T. Maxfield, 1108 Brookhaven Drive, Kaysville, UT 84037, hereby certifies that on the 25th day of April 2000, he accepted appointment as Resident Agent of the above-entitled corporation.

Furthermore, that the principal office of the Corporation in this State is located at 1108 Brookhaven Drive, Kaysville, UT 84037.

IN WITNESS WHEREOF he has hereunto set his hand this 25th day of April 2000.

/S/ Burke T. Maxfield, Registered Agent